UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

VIEWPOINT FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

United States	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 16, 2010, ViewPoint Financial Group, a federal corporation (the “Company”), announced that ViewPoint Financial Group, Inc., the newly formed Maryland corporation and proposed holding company for ViewPoint Bank, extended its community offering and commenced a syndicated community offering to complete the sale of shares in the offering being conducted in connection with the second step conversion of ViewPoint Bank.

The Company also announced the increase of the maximum purchase limit from 200,000 shares ($2.0 million) for individual purchasers and from 400,000 shares ($4.0 million) for purchasers acting together with others, in all categories of the offering combined to, in both cases, an amount equal to 5% of the shares sold in the offering ($11.5 million at the maximum of the offering range).

The foregoing description is only a summary and is qualified in its entirety to the full text of the release which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP

Date:	June 17, 2010	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 16, 2010